Exhibit 99.1

Item 6. Selected Financial Data

     The following selected consolidated financial data for the fiscal years ended October 31, 2000 through October 31, 2004 are derived from our audited consolidated financial statements included in Exhibit 99.3 to our Current Report on Form 8-K dated April 12, 2005 and filed April 15, 2005 (the “April 15, 2005 Form 8-K”). The data set forth below should be read in conjunction with such audited consolidated financial statements and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Exhibit 99.2 to the April 15, 2005 Form 8-K. Certain amounts included in the table have been reclassified from amounts presented in our Annual Report on Form 10-K for the year ended October 31, 2004. See Notes 2(r) and 15 to our audited consolidated financial statements included in Exhibit 99.3 to the April 15, 2005 Form 8-K for additional information.

Selected Consolidated Financial Data
(Dollars in thousands, except per share amounts)

	Year Ended October 31, (1)
	2004(2)		2003		2002		2001		2000
Statement of Earnings Data:
Revenues:
Funeral	$280,045		$280,329		$325,240		$389,497		$430,570
Cemetery	236,837		223,384		235,908		256,493		282,728

Total revenues	516,882		503,713		561,148		645,990		713,298
Gross profit:
Funeral	78,250		70,094		86,413		90,267		114,730
Cemetery	56,533		49,706		56,584		59,491		62,292

Total gross profit	134,783		119,800		142,997		149,758		177,022
Corporate general and administrative expenses	(17,097)		(17,733)		(17,261)		(18,020)		(19,763)
Separation charges	(3,435	) (3)	(2,450	) (3)	—		—		—
Impairment of goodwill	—		(73,000	) (4)	—		—		—
Gains on dispositions and impairment (losses), net	564	(5)	(18,972	) (5)	(18,500	) (7)	(269,158	) (8)	—
Other operating income, net	2,122		2,093		2,544		6,997		1,953

Operating earnings (loss)	116,937	(3)(5)	9,738	(3)(4)(5)	109,780	(7)	(130,423	) (8)	159,212
Interest expense	(47,335)		(53,478)		(62,339)		(63,572)		(61,394)
Loss on early extinguishment of debt	—		(11,289	) (6)	—		(9,120	) (9)	—
Investment and other income (expense), net	(922)		545		20		5,212		5,501

Earnings (loss) from continuing operations before income taxes	$68,680	(3)(5)	$(54,484	) (3)(4)(5)(6)	$47,461	(7)	$(197,903	) (8)(9)	$103,319

Earnings (loss) from continuing operations	$43,485	(3)(5)	$(59,740	) (3)(4)(5)(6)	$30,685	(7)	$(159,670	) (8)(9)	$65,608
Earnings (loss) from discontinued operations	2,677	(5)	(13,728	) (5)	1,181		1,014		1,186
Cumulative effect of change in accounting principles (net of $166,669 income tax benefit in 2001)	—		—		—		(250,004	) (1)	—

Net earnings (loss)	$46,162	(3)(5)	$(73,468	) (3)(4)(5)(6)	$31,866	(7)	$(408,660	) (1)(8)(9)	$66,794

(continued)

Selected Consolidated Financial Data
(Dollars in thousands, except per share amounts)

	Year Ended October 31, (1)
	2004(2)		2003		2002		2001		2000
Statement of Earnings Data:
Per Share Data:
Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$.40	(3)(5)	$(.55	)(3)(4)(5)(6)	$.29	(7)	$(1.49	) (8)(9)	$.62
Earnings (loss) from discontinued operations	.03	(5)	(.13	) (5)	.01		.01		.01
Cumulative effect of change in accounting principles	—		—		—		(2.33	) (1)	—

Net earnings (loss)	$.43	(3)(5)	$(.68	)(3)(4)(5)(6)	$.30	(7)	$(3.81	) (1)(8)(9)	$.63

Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$.40	(3)(5)	$(.55	)(3)(4)(5)(6)	$.28	(7)	$(1.49	) (8)(9)	$.62
Earnings (loss) from discontinued operations	.03	(5)	(.13	) (5)	.01		.01		.01
Cumulative effect of change in accounting principles	—		—		—		(2.33	) (1)	—

Net earnings (loss)	$.43	(3)(5)	$(.68	)(3)(4)(5)(6)	$.29	(7)	$(3.81	) (1)(8)(9)	$.63

Weighted average common shares outstanding (in thousands):
Basic	107,522		108,220		107,861		107,355		106,600

Diluted	108,159		108,220		108,299		107,355		106,603

Dividends declared per common share	$—		$—		$—		$—		$.06

Year Ended October 31, (10)
2000
Pro forma amounts assuming 2001 change in accounting principles was applied retroactively:
Net earnings	$57,449

Basic earnings per common share	$.54

Diluted earnings per common share	$.54

	October 31,
	2004 (1)(2)(5)(11)	2003(11)	2002 (12)	2001(1)(13)	2000
Balance Sheet Data:

Assets	$2,565,198	$2,573,175	$3,015,584	$3,238,407	$2,476,191
Long-term debt, less current maturities	415,080	488,180	542,548	684,036	920,670
Shareholders’ equity	784,258	738,859	812,263	752,060	1,074,657

(continued)

Selected Consolidated Operating Data

	Year Ended October 31,
	2004(2)(5)	2003	2002 (12)	2001 (13)	2000
Operating Data:

Funeral homes in operation at end of period	242	299	307	516	627

At-need funerals performed	42,542	48,544	71,017	102,944	110,113
Prearranged funerals performed	23,891	22,538	24,314	26,682	27,042

Total funerals performed	66,433	71,082	95,331	129,626	137,155

Prearranged funerals sold	29,296	28,563	31,270	36,417	48,844
Backlog of prearranged funerals at end of period	337,879	347,785	349,110	392,986	446,158

Cemeteries in operation at end of period	147	148	150	159	163
Interments performed	53,149	53,830	57,405	60,347	60,636

(1)	Effective November 1, 2000, we changed our methods of accounting for prearranged sales activities in accordance with Staff Accounting Bulletin (“SAB”) No. 101 (fiscal year 2001 change in accounting principles), which resulted in a $250.0 million ($166.7 million after tax, or $2.33 per share) charge for the cumulative effect of the change in accounting principles. Effective November 1, 2001, we implemented Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” which eliminated the amortization of goodwill. We adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” in fiscal year 2003. Discontinued operations for all periods presented in the table above consist primarily of the results of operations of businesses sold during fiscal year 2004 and during the first fiscal quarter of 2005 (including any gains and losses associated with the sale of those businesses and any impairment losses associated with those businesses). Continuing operations for all periods presented in the table above consist of the results of operations of our other businesses (including any gains and losses associated with the sale of those businesses and any impairment losses associated with those businesses). Results of businesses that were ultimately sold as real estate are included in continuing operations for all periods presented. We completed the sale of our foreign operations in fiscal year 2002, and the results of operations for these businesses are included in continuing operations for fiscal years 2000, 2001 and 2002.

Effective April 30, 2004, we implemented FIN 46R which resulted in the consolidation of our preneed funeral and cemetery merchandise and services trusts and our cemetery perpetual care trusts. Our financial statements were not restated to reflect the implementation of FIN 46R. The implementation of FIN 46R affects classifications within the balance sheet, statement of earnings and statement of cash flows, but has no effect on shareholders’ equity, net cash flow or the recognition and reporting of revenues or net earnings. For a more detailed discussion, see Notes 3 through 7 to the consolidated financial statements in Exhibit 99.3 of the April 15, 2005 Form 8-K.

(2)	Factors that we expect to impact our results in fiscal year 2005 and that we believe are reasonably likely to cause variances from our fiscal year 2004 results are discussed in the section entitled “Forward-Looking Statements” in Exhibit 99.2 of the April 15, 2005 Form 8-K. Other factors not currently anticipated by us could also cause future results to vary materially from past performance.

(3)	During fiscal years 2004 and 2003, we incurred $3.4 million ($2.1 million after tax, or $.02 per share) and $2.5 million ($1.5 million after tax, or $.01 per share) in separation charges related to severance and other costs associated with workforce reductions announced in December 2003 and related to separation pay for former executive officers. See Note 16 to the consolidated financial statements in Exhibit 99.3 of the April 15, 2005 Form 8-K.

(4)	In the fourth quarter of 2003, we incurred a noncash goodwill impairment charge of $73.0 million ($66.9 million after tax, or $.62 per share). See Note 17 to the consolidated financial statements in Exhibit 99.3 of the April 15, 2005 Form 8-K.

(5)	In fiscal year 2003, we incurred noncash charges for the impairment of certain long-lived assets of $19.0 million ($16.3 million after tax, or $.15 per share) in continuing operations and $15.3 million ($13.9 million after tax, or $.13 per share) in discontinued operations. In fiscal year 2004, we evaluated our long-lived assets, recorded impairment charges of $.4 million and sold several assets that we held for sale at a net gain of $1.0 million. The net effect was that we recorded gains on dispositions, net of impairment losses, of $.6 million ($1.3 million after tax, or $.01 per share) in continuing operations. We also recorded gains on dispositions, net of impairment losses, of $1.4 million ($2.2 million after tax, or $.02 per share) in discontinued operations. As of October 31, 2004, we had closed on the sale of 56 businesses for $22.6 million in proceeds, the majority of which were used to reduce our long-term debt. See Note 15 to the consolidated financial statements in Exhibit 99.3 of the April 15, 2005 Form 8-K.

(6)	In the third quarter of 2003, we incurred an $11.3 million ($7.3 million after tax, or $.07 per share) charge related to the redemption of our Remarketable Or Redeemable Securities (“ROARS”). See Note 18 to the consolidated financial statements in Exhibit 99.3 of the April 15, 2005 Form 8-K.

(7)	In the third quarter of 2002, primarily as a result of the significant devaluation of the Argentine peso and the depressed economic conditions in Argentina, we re-evaluated the expected loss on the disposition of assets held for sale, and we incurred a noncash charge of $18.5 million ($11.2 million after tax, or $.11 per share). See notes 12 and 13 below, and see Note 15 to the consolidated financial statements in Exhibit 99.3 of the April 15, 2005 Form 8-K.

(8)	In the third quarter of 2001, we incurred a noncash charge of $269.2 million ($205.1 million after tax, or $1.91 per share) primarily related to the write-down of assets held for sale to their estimated fair values. See notes 12 and 13 below, and see Note 15 to the consolidated financial statements in Exhibit 99.3 of the April 15, 2005 Form 8-K.

(9)	During the third quarter of fiscal year 2001, we incurred a charge for the loss on early extinguishment of debt in connection with our debt refinancing that occurred in June 2001.

(10)	The pro forma data presented for fiscal year 2000 is reported as if the fiscal year 2001 change in accounting principles had occurred at the beginning of that year.

(11)	During fiscal year 2004, we changed our method of accounting for insurance-funded preneed funeral contracts after concluding that these contracts are not assets and liabilities as defined by Statement of Financial Accounting Concepts No. 6, “Elements in Financial Statements.” Insurance-funded preneed funeral contracts are not included in our fiscal year 2004 consolidated balance sheet. The net amount of these contracts that had not been fulfilled as of October 31, 2004 was $352.1 million. We removed from our fiscal year 2003 consolidated balance sheet amounts relating to insurance- funded preneed funeral contracts previously recorded in prearranged receivables, net and prearranged deferred revenue, net, which at October 31, 2003 totaled $327.7 million (of which $10.7 million related to our assets held for sale). The removal of these amounts did not affect our consolidated shareholders’ equity, results of operations or cash flows. Our financial statements for fiscal years 2000, 2001 and 2002 were not restated to reflect this change in our method of accounting. For additional information on insurance-related preneed funeral balances, see Note 4 to our consolidated financial statements in Exhibit 99.3 of the April 15, 2005 Form 8-K.

(12)	During fiscal year 2002, we sold our operations in Spain, Portugal, France, Canada and Argentina, which consisted of 196 funeral homes and 8 cemeteries. As of October 31, 2002, the sale of all of our foreign operations had been completed. This resulted in a decrease in assets, the number of funerals and interments performed and the backlog. We used the proceeds from the sales along with cash flow to reduce our long-term debt.

(13)	As of October 31, 2001, assets increased and shareholders’ equity decreased as compared to October 31, 2000 due in part to the fiscal year 2001 change in accounting principles and the write-down of assets held for sale to their estimated fair values. See Note 15 to the consolidated financial statements included in Exhibit 99.3 of the April 15, 2005 Form 8-K. Offsetting the increase to assets from the change in accounting principles was the sale of our operations in Mexico, Australia, New Zealand, Belgium and the Netherlands, which consisted of 94 funeral homes and 2 cemeteries. We used these proceeds, along with cash flow and the proceeds from the sale of some domestic assets, to reduce our long-term debt. The October 31, 2001 long-term debt, less current maturities, balance excludes $2.6 million of debt associated with assets held for sale.